Exhibit 99.1

Marathon Patent Group, Inc. Announces Second Quarter 2014 Financial Results

ALEXANDRIA, VA--(Marketwired – August 14, 2014) - Marathon Patent Group, Inc. (NASDAQ: MARA) (“Marathon” or “The Company”), a patent licensing company, announced today financial results for the second quarter ended June 30, 2014.  Highlights included:

•	Revenues of $3.8 million, up 38% from prior quarter and 151% year-over-year

•
GAAP net loss of $1.6 million or ($0.29) per share, as compared to a GAAP net loss of $0.3 million or ($0.05) per share in the prior quarter and a GAAP net loss of $0.8 million or ($0.19) per share in the comparable year-ago time period

•
Non-GAAP net income of $1.2 million, or $0.21 per share, up from Non-GAAP net income of $0.9 million, or $0.16 per share in the prior quarter and Non-GAAP net income of $0.5 million, or $0.11 per share in the comparable year-ago time period

•	Cash and cash equivalents of $6.5 million as of June 30, 2014, compared to $5.4 million as of March 31, 2014 and $3.6 million as of December 31, 2013

•	Acquired three companies each with active patent portfolios as well as one additional company with revenue rights associated with two active patent portfolios

•	Completed $6.5 million gross equity financing during the quarter

•	The expansion of our strategic relationship with IPNav, including the unveiling of Opus Analytics. More details at http://app.marathonpg.com/

•	Subsequent to the end of the quarter, the Company announced that its shares of common stock were approved for uplisting to The NASDAQ Stock Market LLC effective July 28, 2014

Commenting on the Company’s second quarter financial results, Doug Croxall, Founder & CEO of Marathon Patent Group, stated, “I am very pleased with our second quarter financial results, particularly our accelerating quarterly revenue and non-GAAP net income performance.  At the top line, revenues of $3.8 million were a record for a single quarter and were generated from settlement and licensing agreements associated with our CRFD Research, CyberFone, IP Liquidity, Selene Communication and Vantage Point subsidiaries.”

Mr. Croxall continued, “In addition to the strong financial performance, there were several additional highlights during the quarter including the acquisition of three companies each with active patent portfolios as well as one additional company with revenue rights associated with two active patent portfolios. To help fund these acquisitions we also completed a $6.5 million gross equity financing. We anticipate the patent assets we acquired will contribute meaningfully to Marathon's future revenues.”

“Subsequent to the end of the quarter, we were approved for uplisting to The NASDAQ Stock Market LLC and began trading on NASDAQ on July 28, 2014. We believe that this is a significant milestone for Marathon that should provide the Company with greater visibility in the marketplace, help generate interest from a broader base of institutional and retail investors and improve the liquidity in the trading of our common stock. I believe our NASDAQ listing will result in increased shareholder value as we continue to execute our strategic growth initiatives,” Mr. Croxall concluded.

Second Quarter 2014 Results

Revenue for the second quarter of 2014 totaled $3.8 million, an increase of 151% from roughly $1.5 million in the second quarter of 2013 and up 38% from $2.8 million in Q1 2014. The growth in revenues was due to an increase in the value of license and settlement agreements associated with patent enforcement activities. Five license and settlement agreements with a total of twelve defendants accounted for the revenue during the second quarter of 2014.

Direct costs of revenues for the second quarter of 2014 totaled $1.8 million, an increase of approximately $1.5 million from the second quarter 2013 and $0.6 million, sequentially. Direct costs of revenues includes contingent payments to patent litigation attorneys, licensing advisors and previous patent owners along with non-contingent costs, principally legal fees and costs for technical experts, associated with enforcing the Company’s patent rights and entering into settlement and licensing agreements. The increase in direct costs of revenues can be attributed to both higher revenues generating associated contingent fee payments to patent litigators, licensing advisors, and previous patent owners and the higher level of patent enforcement activity in the quarter.

Gross profit for the quarter totaled $2.1 million, or 54% of revenues, as compared to $1.2 million, or 81% of revenues, in the comparable year-ago time period and $1.7 million, or 60% of revenues, in Q1 2014.

Operating expenses for the second quarter of 2014, including amortization of patents, compensation and related taxes, consulting and professional fees and other general and administrative fees were $2.4 million, compared with $2.1 million in the second quarter of 2013. On a cash basis, expenses increased by approximately $130,000 during the second quarter of 2014 versus the second quarter of 2013.  Total non-cash operating expenses for the second quarter of 2014 was $1.5 million. Further, the Company had an increase in non-cash patent amortization expenses of $0.5 million, offset by a decrease in non-cash equity compensation expenses of $0.3 million during Q2 2014. Relative to the first quarter of 2014, operating expenses increased from $2.0 million, an increase of 22%. Included in this was an increase in non-cash patent amortization expenses of $0.5 million and a decrease in non-cash equity compensation of $0.1 million. On a cash basis, expenses increased by approximately $77,000 during the second quarter of 2014 versus the first quarter of 2014.

GAAP net loss for the second quarter of 2014 was $1.6 million, or a loss of $0.29 per share, compared with a net loss of $0.8 million, or a loss of $0.19 per share, in the second quarter of 2013 and a net loss of $0.3 million, or a loss of $0.05 per share, in the first quarter of 2014. Included in the GAAP net loss for this quarter is a $1.3 million one-time, non-cash expense resulting from the beneficial conversion feature associated with the issuance of the Series A Preferred Stock.

On a non-GAAP basis, net income for the quarter totaled $1.2 million, or $0.21 per share, compared to non-GAAP net income of $0.5 million, or $0.11 per share, in the comparable year-ago time period, and non-GAAP net income of $0.9 million, or $0.16 per share, in the first quarter of 2014. A reconciliation of GAAP to non-GAAP financials can be found in the financial tables at the end of this press release.

As of June 30, 2014, cash and cash equivalents totaled $6.5 million as compared to $3.6 million as of December 31, 2013.

Acquisition of Patents

During the quarter, Marathon acquired three companies each with active patent portfolios as well as one additional company with revenue rights associated with two active patent portfolios. Under the terms of the transaction, Marathon paid $5 million in cash, issued 391,000 restricted shares of the Company's convertible Series B preferred stock, and has agreed to make additional deferred cash payments of up to $6 million, as well as potential earn-out payments based on net revenues realized by Marathon in excess of its investment and expenses associated with the acquired assets. All of the subject patent portfolios are in various stages of monetization. The patents cover diverse fundamental technologies in the following areas: life sciences; natural language processing and search query; automotive-related sensors; network intrusion, detection and protection; and medical device technology.

Equity Financing

During the quarter, the Company raised gross proceeds of $6.5 million through the sale of 1,023,579 units with each unit comprised of one share of the Company’s Series A Convertible Preferred Stock that are convertible into the Company's common stock at a fixed price of $6.50 and a two year warrant to acquire 0.25 shares of the Company's common stock at an exercise price of $7.50 per share.  The net offering proceeds, after deducting underwriting discounts and commissions and offering costs payable by the Company, were approximately $6.3 million.

Subsequent Events

On July 23, 2014, the Company announced that its shares of common stock had been approved for uplisting to The NASDAQ Stock Market LLC. Effective at the opening of trading on Monday, July 28th the stock began trading on The NASDAQ Stock Market LLC under its existing symbol “MARA”.  The stock had previously traded on the OTC Bulletin Board.

Investor Conference Call

The Company will host a conference call to discuss the results with Chief Executive Officer Doug Croxall and Chief Financial Officer Frank Knuettel II today at 4:30 PM ET/1:30 PM PT on August 14, 2014. To participate in the conference call, investors from the U.S. and Canada should dial (877) 407-0784 ten minutes prior to the scheduled start time. International calls should dial (201) 689-8560.

In addition, the call will be broadcast live over the Internet hosted at the Investor Relations section of the Company's website at www.marathonpg.com and will be archived online upon completion of the conference call. A telephonic replay of the conference call will also be available until 11:59 p.m. ET on Thursday, August 21, 2014 by dialing (877) 870-5176 in the U.S. and Canada and (858) 384-5517 internationally and entering the passcode: 13586313.

About Marathon Patent Group

Marathon Patent Group, Inc. is a patent acquisition and monetization company. We acquire patents from a wide range of patent holders from individual inventors to Fortune 500 companies. Our strategy of acquiring patents that cover a wide-range of subject matter allows us to achieve diversity within our patent asset portfolio. We generate revenue with our diversified portfolio through actively managed concurrent patent rights enforcement campaigns. This approach is expected to result in a long-term, diversified revenue stream. To learn more about Marathon Patent Group, visit www.marathonpg.com/

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the effect of the global economic downturn on technology companies, the ability to successfully develop licensing programs and attract new business, rapid technological change in relevant markets, changes in demand for current and future intellectual property rights, legislative, regulatory and competitive developments addressing licensing and enforcement of patents and/or intellectual property in general and general economic conditions. Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Forms 8-K and 8-K/A, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

The results achieved in the most recent quarter are not necessarily indicative of the results to be achieved by us in any subsequent quarters, as it is currently anticipated that Marathon Patent Group's financial results will vary, and may vary significantly, from quarter to quarter. This variance is expected to result from a number of factors, including risk factors affecting our results of operations and financial condition referenced above, and the particular structure of our licensing transactions, which may impact the amount of inventor royalties and contingent legal fees expenses we incur period to period.

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company's filings with the Securities and Exchange Commission (the "SEC"), not limited to Risk Factors relating to its patent business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

CONTACT INFORMATION

Investor Relations Contact:

Addo Communications
Lasse Glassen
Director
424-238-6249
lasseg@addocommunications.com

MARATHON PATENT GROUP, INC. AND SUBSIDIARIES
(FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION)
CONSOLIDATED BALANCE SHEETS
	June 30, 2014	December 31, 2013
	(Unaudited)
ASSETS

Current assets:
Cash	$6,498,035	$3,610,262
Accounts receivable - net	75,000	270,000
Marketable securities - available for sale securities	6,250	6,250
Prepaid expenses and other current assets	653,445	752,931
Total current assets	7,232,730	4,639,443

Other assets:
Property and equipment, net	10,806	13,640
Intangible assets, net	19,533,517	6,157,659
Goodwill	2,227,488	2,144,488
Total other assets	21,771,811	8,315,787

Total Assets	$29,004,541	$12,955,230

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$1,139,713	$754,945
Notes payable	5,062,500	-
Liabilities of discontinued operations	30,664	30,664
Total liabilities	6,232,877	785,609

Stockholders' Equity:
Convertible Preferred stock Series A, $.0001 par value, 50,000,000 shares authorized: 1,023,579 and 0 issued and outstanding at June 30, 2014 and December 31, 2013, respectively	102	-
Convertible Preferred stock Series B, $.0001 par value, 50,000,000 shares authorized: 391,000 and 0 issued and outstanding at June 30, 2014 and December 31, 2013, respectively	39	-
Common stock, $.0001 par value; 200,000,000 shares authorized; 5,613,632 and 5,489,593 issued and outstanding at June 30, 2014 and December 31, 2013, respectively	561	549
Additional paid-in capital	32,598,618	22,673,287
Accumulated other comprehensive income - marketable securities available for sale	(6,250)	(6,250)
Accumulated deficits	(9,810,910)	(10,487,469)

Total Marathon Patent Group, Inc. equity	22,782,160	12,180,117

Non-controlling interest in subsidiary	(10,496)	(10,496)

Total stockholders' equity	22,771,664	12,169,621

Total liabilities and stockholders' equity	$29,004,541	$12,955,230

See accompanying notes to unaudited consolidated financial statements.

MARATHON PATENT GROUP, INC. AND SUBSIDIARIES
(FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION)
CONSOLIDATED STATEMENTS OF OPERATIONS

	FOR THE THREE MONTHS	FOR THE THREE MONTHS	FOR THE SIX MONTHS	FOR THE SIX MONTHS
	ENDED 6/30/2014	ENDED 6/30/2013	ENDED 6/30/2014	ENDED 6/30/2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenues	$3,824,500	$1,524,979	$6,604,500	$1,524,979

Cost of revenues	1,753,833	284,625	2,864,412	284,625

Gross profit	2,070,667	1,240,354	3,740,088	1,240,354

Expenses
Amortization of patents	938,679	475,680	1,392,326	475,680
Compensation and related taxes	712,131	1,041,353	1,442,118	1,468,028
Consulting fees	336,447	130,685	764,554	175,909
Professional fees	268,616	289,752	525,472	448,224
General and administrative	130,521	122,976	212,185	206,982
Total operating expenses	2,386,394	2,060,446	4,336,655	2,774,823

Operating loss from continuing operations	(315,727)	(820,092)	(596,567)	(1,534,469)

Other income (expenses)
Other income	(2,770)	-	(2,770)	-
Interest expense	(20)	(229)	(20)	(459)
Interest income	266	349	494	640
Total other income (expenses)	(2,524)	120	(2,296)	181

Loss from continuing operations before provision for income taxes	(318,251)	(819,972)	(598,863)	(1,534,288)

Provision for income taxes	-	-	-	-

Loss from continuing operations	(318,251)	(819,972)	(598,863)	(1,534,288)

Discontinued operations:
Income from discontinued operations, net of tax	-	9,473	-	118,253

Net loss	(318,251)	(810,499)	(598,863)	(1,416,035)

Deemed dividends related to beneficial conversion feature of preferred stock	(1,271,492)	-	(1,271,492)	-

Net loss attribtutable to common stockholders	(1,589,743)	-	(1,871,349)	-

Loss available to common shareholders, per common share, basic and diluted:
Loss from continuing operations	$(0.29)	$(0.19)	$(0.34)	$(0.40)
Loss from discontinued operations	-	-	-	0.03
	$(0.29)	$(0.19)	$(0.34)	$(0.37)
WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING - Basic and Diluted	5,508,323	4,249,120	5,490,145	3,874,283

See accompanying notes to unaudited consolidated financial statements.

MARATHON PATENT GROUP, INC. AND SUBSIDIARIES
(FORMERLY AMERICAN STRATEGIC MINERALS CORPORATION)
CONSOLIDATED STATEMENTS OF CASH FLOWS
	FOR THE SIX MONTHS	FOR THE SIX MONTHS
	ENDED 6/30/2014	ENDED 6/30/2013
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net loss	$(598,863)	$(1,416,035)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	2,833	1,111
Amortization of intangible assets	1,392,326	475,680
Amortization of prepaid expenses in connection with the issuance of common stock issued for prepaid services	351,878	11,250
Stock based compensation relating to warrants	20,788	72,064
Stock based compensation	862,317	405,957
Common stock issued for services	-	564,250
Non-cash revenue	-	(1,000,000)

Changes in operating assets and liabilities
Accounts receivable	252,050	(250,000)
Assets of discontinued operations - current portion	-	82,145
Prepaid expenses and other current assets	(218,037)	24,414
Accounts payable and accrued expenses	334,294	335,718

Net cash provided by (used in) operating activities	2,399,586	(693,446)

Cash flows from investing activities:
Purchases of patents	(5,100,800)	(350,000)
Purchase of property and equipment	-	(10,000)
Sale of real estate property (discontinued operations)	-	1,052,320
Acquisition of Cyberfone Systems, LLC (cash portion)	-	(500,000)
Capitalized cost related to improvements of real estate property (discontinued operations)	-	(16,750)
Net cash provided by (used in) investing activities	(5,100,800)	175,570

Cash flows from financing activities:
Payment on note payable in connection with the acquisition of IP Liquidity	(937,500)	-
Cash received upon exercise of warrant	138,222	-
Payment on note payable in connection with the acquisition of Cyberfone Systems, LLC	-	(500,000)
Proceeds received from sale of preferred stock / common stock, net of issuance costs	6,388,266	5,055,000
Net cash provided by financing activities	5,588,988	4,555,000

Net increase in cash	2,887,774	4,037,124

Cash at beginning of period	3,610,261	2,354,169

Cash at end of period	$6,498,035	$6,391,293

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$20	$459

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Common stock issued in connection with the acquisition of Cyberfone Systems, LLC	$-	$2,280,000
Series B Preferred stock issued in connection with the acquisition of Dynamic Advances, LLC	$1,403,690	$-
Series B preferred stock issued in connection with the acquisition of IP Liquidity Ventures, LLC	$1,403,690	$-
Common stock issued in connection with the acquisition of Selene Communication Technologies, LLC	$980,000	$-
Value of warrants pertaining to equity issuance	$11,595	$-
Notes payable issued in connection with the acquisition of Dynamic Advances LLC, IP Liquidity Ventures, LLC, and Selene Communication Technologies, LLC	$6,000,000	$-
Common stock issued for prepaid services	$-	$441,256
Acquisition of patents in connection with a non-cash settlement	$-	$1,000,000

See accompanying notes to unaudited consolidated financial statements.

Marathon Patent Group
Reconciliation of GAAP to Non-GAAP Financials
 (Unaudited)

	For the Three Months ended June 30, 2013	For the Three Months ended March 31, 2014	For the Three Months ended June 30, 2014
Net Income	(810,499)	(281,606)	(1,589,743)
Non-GAAP
Amortization of Intangible Assets	475,680	453,647	938,679
Equity-based Compensation	822,193	680,627	554,356
BCF	-	-	1,271,942
Depreciation	833	1,417	1,417
Non-GAAP Net Income	488,207	854,084	1,176,650

Weighted Average Common Shares Oustanding	4,249,120	5,490,323	5,508,323

Net Income per Common Share	(0.19)	(0.05)	(0.29)
Non-GAAP Net Income per Common Share	0.11	0.16	0.21

INFORMATION ABOUT NON-GAAP FINANCIAL MEASURES. As used herein, "GAAP" refers to accounting principles generally accepted in the United States of America. To supplement our consolidated financial statements prepared and presented in accordance with GAAP, this earnings release includes financial measures, including (1) non-GAAP net income and (2) non-GAAP Earnings Per Share ("EPS"), that are considered non-GAAP financial measures as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company's historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these non-GAAP financial measures for internal financial and operational decision making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the performance of our core business by excluding non-cash stock compensation charges, non-cash patent amortization charges and excess benefit related non-cash tax expense that may not be indicative of our recurring core business operating results. These non-GAAP financial measures also facilitate management's internal planning and comparisons to our historical performance and liquidity. We believe these non-GAAP financial measures are useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and are used by our institutional investors and the analyst community to help them analyze the performance and operational results of our core business.

Non-GAAP Net income and EPS. We define non-GAAP net income as net income calculated in accordance with GAAP, plus non-cash stock compensation charges, non-cash patent amortization charges and excess benefit related non-cash tax expense. Non-GAAP EPS is defined as non-GAAP net income divided by the weighted average outstanding shares, on a fully diluted basis, calculated in accordance with GAAP, for the respective reporting period.

Due to the inherent volatility in stock prices, the use of estimates and assumptions in connection with the valuation and expensing of share-based awards and the variety of award types that companies can issue under FASB ASC Topic 718, management believes that providing a non-GAAP financial measure that excludes non-cash stock compensation allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies, as well as providing our management with a critical tool for financial and operational decision making and for evaluating our own period-to-period recurring core business operating results. Similarly, due to the variability associated with the timing and amount of patent acquisition payments and estimates inherent in the capitalization and amortization of patent acquisition costs, management believes that providing a non-GAAP financial measure that excludes non-cash patent amortization charges allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies, and also provides our management with a useful tool for financial and operational decision making and for evaluating our own period-to-period recurring core business operating results. Lastly, for financial reporting purposes, tax expense is required to be calculated without the excess tax benefit related to the exercise and vesting of equity-based incentive awards, however, the deduction related to the exercise and vesting of equity-based incentive awards is available to offset taxable income on our consolidated tax returns. Accordingly, the non-cash tax expense calculated without the excess benefit for financial statement purposes is credited to additional paid-in capital, not taxes payable, and does not represent a cash tax obligation. Management believes that providing a non-GAAP financial measure that excludes excess benefit related non-cash tax expense allows investors to assess our net results and the economic impact of income taxes based largely on cash tax obligations, make more meaningful comparisons between our recurring core business net results and those of other companies, and also provides our management with a useful tool for financial and operational decision making and for evaluating our own period-to-period recurring core business net results.

There are a number of limitations related to the use of non-GAAP net income and EPS versus net income and EPS calculated in accordance with GAAP. For example, non-GAAP net income excludes significant non-cash stock compensation charges, non-cash patent amortization charges and excess benefit related non-cash tax expense that are recurring, and will continue to be recurring for the foreseeable future. In addition, non-cash stock compensation is a critical component of our employee compensation programs and non-cash patent amortization reflects the cost of certain patent portfolio acquisitions, amortized on a straight-line basis over the estimated economic useful life of the respective patent portfolio, and may reflect the acceleration of amortization related to recoupable up-front patent portfolio acquisition costs. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and EPS and evaluating non-GAAP net income and EPS in conjunction with net income and EPS calculated in accordance with GAAP.

The accompanying table above provides a reconciliation of the non-GAAP financial measures presented to the most directly comparable financial measures prepared in accordance with GAAP.